CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(US NUCLEAR CORP.)

NOW COMES the Board of Directors for US Nuclear Corp, a Delaware corporation (the “Company”), hereby consents pursuant to Article IV, Section 5 of the Bylaws to the following action in lieu of a meeting:

WHEREAS, the Board of Directors has been advised that the Company has adopted the “US Nuclear Corp. Insider Trading Policy,” hereinafter the “USN Insider Trading Policy.”

WHEREAS, the Board of Directors has reviewed and approved for implementation for the Company, the USN Insider Trading Policy.

WHEREAS, the Board of Directors shall direct the Company’s Chief Executive Officer – Robert Goldstein, to provide notice to those directors, executive officers and key employees of the Company of the application of the USN Insider Trading Policy to the Company.

NOW THEREFORE, the Board hereby consents to the following actions:

RESOLVED that, the Board of Directors hereby adopts the USN Insider Trading Policy as if such policy was adopted for the Company by this Board of Directors.

RESOLVED, that, Mr. Goldstein shall provide written notice to directors, executive officers and other key employees subject to the USN Insider Trading Policy by delivering a copy of this consent resolutions, the Insider Trading Policy, the memorandum issued by US Nuclear regarding the Insider Trading Policy and the consent resolutions of the Board of Directors for US Nuclear, and any other document Mr. Goldstein believes is necessary to advise insiders of the USN Insider Trading Policy.

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Approved for entry into the books and records of the Company.

Dated: April 19, 2018

/s/ Robert Goldstein

By: Robert Goldstein

Its: Chairman of the Board

/s/ Gerald Entine

By: Gerald Entine

Its: Director

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